For Immediate Release

Chordiant Names George Reyes to Board of Directors

Former VP and Treasurer of Sun Microsystems

Adds Financial Leadership As Chordiant Grows in Global 1000 CRM Market

CUPERTINO, Calif. - September 24, 2001 - Chordiant Software Inc. (NASDAQ: CHRD), a leader in Unifying Customer Relationship Management (CRM) Solutions, today named George Reyes to the company's Board of Directors. Mr. Reyes becomes the eighth Chordiant Board Member and will also serve on the company's Audit Committee.

Mr. Reyes, 47, recently served as Vice President, Treasurer of Sun Microsystems, Inc., and as Vice President, Corporate Controller of Sun from April 1994 to April 1999, among many of the senior financial management positions he held after joining the company in 1988. Prior to joining Sun, Mr. Reyes held senior financial management positions with several high technology companies including IBM, Rolm Corporation, Four Phase Systems, Inc., and Memorex Corporation.

Mr. Reyes previously served on the Board of Informix Software when the company was undergoing a successful turnaround. He currently serves on Symantec's Board of Directors and Audit Committee.

"George Reyes adds wise financial savvy and balance to our already strong Board. He has a tremendous financial background and deep industry experience, which should contribute strength as Chordiant continues its growth path and leadership in delivering enterprise-scaleable, flexible software marketing, selling and servicing platforms and applications to Global 1000 companies," said Sam Spadafora, Chordiant Chairman and CEO. .

Mr. Reyes has over 25 years of technology industry experience including a strong background in corporate governance, investor relations and the planning and integration of mergers and acquisitions.

"I am delighted to be joining a company with the global market track record of execution and capitalizing on market opportunity, as well as steady growth and merger and acquisition activity, that should continue to make Chordiant a formidable competitor and top-three CRM software and services purveyor as it moves into 2002," said Mr. Reyes.

About Chordiant Software Inc.

Heavily represented by the financial services, telecommunications and travel industry sectors, Chordiant's clients typically have more challenging environments for e-selling and e-servicing, due to the complexity of decisions involved in completing a purchase and the higher average monetary value of such transactions.

Chordiant Software Inc. (www.chordiant.com) delivers a Unifying Customer Relationship Management (CRM) solution based on Chordiant's branded platform strategy, the Intelligent Customer Interaction Management (ICIM) platform. Chordiant's ICIM platform provides highly scalable building blocks for developing and integrating flexible CRM solutions into customers' existing enterprise-wide systems.

No matter how consumers choose to communicate with the enterprise - through branch locations, Web, e-mail, telephone or wireless access - the Chordiant Unified CRM Solution provides a real-time, single view of each customer and a consistent, personalized process for every interaction. It includes a comprehensive business-process engine, which allows companies to implement best business practices across multiple touchpoints. As a result of Chordiant's sophisticated Marketing Automation Business Services, marketers can maximize their ROI through the creation, execution and refinement of sophisticated direct marketing initiatives that span both traditional and online channels. Chordiant empowers high-value contacts designed to retain customers, grow revenues and drive profits during every contact.

Headquartered in Cupertino, Calif., Chordiant has offices and development facilities in Boston; Chicago; Dallas; Manchester, New Hampshire; New York; London and Brentford, U.K.; Amsterdam; Paris; Frankfurt; Munich; and Sydney and Melbourne, Australia.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as "believes," "anticipates," "plans," "expects," "will," "would," and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions.. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's report on Form 10-Q for the quarterly period ended June 30, 2001, and the Annual Report on Form 10-K filed on March 27, 2001. These filings are available on a Web Site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

For more information, please contact:

James Strohecker

Chordiant Software, Inc.

+1 408-517-6191

james.strohecker@chordiant.com

Colleen Cavanaugh

The Hoffman Agency

+1 408-286-2611

Ccavanaugh@hoffman.com

Chordiant Investor Relations, please contact:

Steve Polcyn

+1 (408) 517-6282

steve.polcyn@chordiant.com

For Chordiant European information, please contact:

Neil Morgan

Chordiant Software, Inc.

neil.morgan@chordiant.com

+44 (0) 20 7382 5000

Jo Begbie/Lynn Hepple

Brodeur Worldwide

+ 44 (0) 1753 790 700

jbegbie@uk.brodeur.com

lhepple@uk.brodeur.com

Chordiant and the Chordiant logo are registered trademarks and Chordiant Unified CRM for Extreme Demands is a trademark of Chordiant Software Inc. JX Architecture is a trademark of Chordiant Software Inc. All other trademarks and registered trademarks are the properties of their respective owners.

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